EXHIBIT 99.1: PRESS RELEASE OF PAYCHEX, INC. DATED OCTOBER 2, 2003

FOR IMMEDIATE RELEASE

John M. Morphy, Chief Financial Officer
Paychex, Inc.    585-385-6666
     or
Jan Shuler
Paychex, Inc.    585-383-3406
Access Paychex, Inc. News Releases on the World Wide Web
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PAYCHEX ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

     ROCHESTER, N.Y., October 2, 2003 — The Board of Directors of Paychex, Inc. (NASDAQ-PAYX) has declared an increase in the company’s quarterly dividend from $.11 per share to $.12 per share payable November 17, 2003 to shareholders of record November 3, 2003.

     Paychex, Inc. is a leading national provider of payroll, human resource, and benefits outsourcing solutions for small- to medium-sized businesses. The company offers comprehensive payroll services, including payroll processing, payroll tax administration, and employee pay services, including direct deposit, check signing, and Readychex®.

     Human resource and benefits outsourcing services include 401(k) plan recordkeeping, workers’ compensation administration, section 125 plans, a professional employer organization, and other administrative services for business. Paychex was founded in 1971. Headquartered in Rochester, New York, the company has more than 100 offices nationwide.